UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2011

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H & H IMPORTS, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2739

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 29, 2011 (the “Closing Date”), H&H Imports, Inc. (the “Company”) raised aggregate gross proceeds of $1,800,000 pursuant to a private placement of its securities (the “August Offering”).  The Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), attached hereto as Exhibit 10.1, with six accredited investors (the “Investors”).  Investors purchased from the Company Senior Convertible Debentures (the “Debentures”), attached hereto as Exhibit 4.1, in the aggregate principal amount of $1,800,000 (the “Investment”). The Debentures bear interest at a rate of 12% per annum and are payable quarterly.  Principal and accrued interest on the Debentures will automatically convert into equity securities identical to those sold to investors in the Company’s next offering of at least $4 million of gross proceeds of equity or equity linked securities (excluding the principal amount under the Debentures) that is consummated during the term of the Debentures (a “Qualified Financing”) at a conversion price equal to 80% of the price paid by investors in the Qualified Financing (the “Conversion Price”). Furthermore, the Debentures may be converted at anytime at the option of the each Investor into shares of the Company's common stock, $0.0001 par value per share (the “Common Stock”) at an initial conversion price of $0.10 per share, subject to adjustment. The Debenture is due and payable on March 1, 2012 (the “Maturity Date”).  In the event a Qualified Financing is not consummated on or before the Maturity Date, the entire principal amount of the Debenture, along with all accrued interest thereon, shall, at the option of the holder, be convertible into the Company’s Common Stock at a conversion price equal to $0.10 per share.

Each Investor also received a Warrant exercisable for a period of three years from the Closing Date to purchase a number of shares of the Company’s Common Stock equal to the quotient obtained by dividing the principal amount of the Debenture by the Conversion Price at an exercise price equal to $0.10, subject to adjustment (the “Exercise Price”).  Notwithstanding the foregoing, if a Qualified Financing does not occur on or before the Maturity Date, then each Warrant will be exercisable for that number of shares of Common Stock equal to the principal amount of the Debenture purchased divided by $0.045. Pursuant to the terms of the Warrant, the Investor received cashless exercise rights in the event the underlying shares of Common Stock are not registered at the time of exercise.  The Debentures and Warrants also provide for full-ratchet anti-dilution protection in the event that any shares of Common Stock, or securities convertible into Common Stock, are issued at less than the Exercise Price of the Warrants, except in connection with the following issuances of the Company's Common Stock, or securities convertible into Common Stock: (i) shares issuable under currently outstanding securities, including those authorized under stock plans, (ii) securities issuable upon the exchange or exercise of the Debenture or Warrants, (iii) securities issued pursuant to acquisitions or strategic transactions, or (iv) securities issued to the Placement Agent (defined below).

Pursuant to the terms of the Securities Purchase Agreement, the Company agreed, among other things, to use approximately $1,000,000 of the approximately $1,553,000 of net proceeds from the Investment substantially for product inventory.

The Company also agreed under the Securities Purchase Agreement to indemnify the Investors for losses arising out of or resulting from material breaches of representations, warranties, agreements and covenants made by the Company in the Securities Purchase Agreement or the other agreements entered into in connection therewith.

Furthermore, in connection with the Securities Purchase Agreement, the holder of the Company’s debenture in the principal amount of $750,000 issued on April 8, 2011 (the “April Debenture”),

agreed to amend the April Debenture to provide for automatic conversion into equity securities of the Company upon the closing of the Qualified Next Round Financing. In the event of a Qualified Next Round Financing, the April Debenture shall convert into the securities issued under the Qualified Next Round Financing.  The quantity of Next Round Equity Securities issued upon conversion of the debenture shall equal (i) the entire outstanding amount of the April Debenture at the date of the closing of a Next Round Financing divided by (ii) 80% of the price per security at which the Next Round Equity Securities are sold in the Qualified Next Round Financing. In the event that a Next Round Financing does not occur, the adjustment to the conversion price to $0.10 per share triggered by the closing of the Securities Purchase Agreement shall be in full force and effect.  The holder also agreed to subordinate the April Debenture to the Debentures.  In addition, purchasers under the Company’s securities purchase agreement, dated May 27, 2011 (the “May SPA”) that originally purchased securities at an initial purchase price of $0.20 per share (the “Per Share Issuance Price”) agreed to certain amendments to the May SPA.  Pursuant to the May SPA, as amended, the purchasers may receive additional shares of common stock in the event the Company issues shares of common stock or common stock equivalents at an effective price per share that is less than the Per Share Purchase Price (the “Discounted Per Share Price”). The Discounted Per Share Price has been amended to never be deemed to be less than $0.10 per share. Based on the foregoing adjustment provision, purchasers in the May SPA shall be issued an additional 5,850,000 shares of common stock.

In connection with the August Offering, Company engaged National Securities Corporation (“National”), to act as the Company’s exclusive agent for the August Offering.  In exchange for National acting as the exclusive agent for the August Offering, the Company agreed to pay to National a cash placement fee equal to (i) 10% of the aggregate gross proceeds from the sale of Debentures sold to investors. As additional compensation, the Company issued to National or its designees, for nominal consideration, common stock purchase warrants equal to 10% of the number of shares of Common Stock (i) issuable upon conversion of the Debentures issued to Investors pursuant to the Securities Purchase Agreement at an exercise price equal to the conversion price of the Debentures and (ii) issuable upon exercise of the Warrants issued to Investors pursuant to the Purchase Agreement, at an exercise price equal to $0.10 per share (the “Agent’s Warrants”). The Agent’s Warrants provide the holder thereof with a cashless exercise rights, provide for full-ratchet anti-dilution protection similar to the Warrants and are exercisable for three years.

The Company received net proceeds of approximately $1,553,000 after payment of an aggregate of $192,400 of commissions and expense allowance to the Placement Agent, and approximately $54,600 of other offering and related costs in connection with the private placement.

The foregoing summary of the terms and conditions of the Securities Purchase Agreement, the Debenture, and the Warrants do not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Securities Purchase Agreement, Debenture and Warrants, including the issuance of the securities in connection therewith.

The securities issued to the Investors were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investors received current information about the Company and had the opportunity to ask questions about the Company.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Debenture
4.2	Form Warrant
10.1	Securities Purchase Agreement effective August 29, 2011
10.2	Amendment to Convertible Debenture dated April 8, 2011, effective August 29, 2011
10.3	Notice, Consent, Amendment and Waiver Agreement between the Company and a majority of the Purchasers under the Securities Purchase Agreement dated May 27, 2011, effective August 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&H Imports, Inc.

By:	/s/ STEVEN ROGAI
Name:	Steven Rogai
Title:	President

Dated: August 30, 2011

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